EXHIBIT 99.1

PCTEL Reports First Quarter Financial Results

PCTEL achieved first quarter revenues of $23.0 million and gross profit margin of 50%

Advancement on key growth strategies

BLOOMINGDALE, Illinois – May 4, 2023 – PCTEL, Inc. (Nasdaq: PCTI) ("PCTEL" or the "Company"), a leading global provider of wireless technology solutions, today reported results for the first quarter ended March 31, 2023.

Recent Highlights

•
Revenues of $23.0 million
•
GAAP gross profit margin of 50.2%
•
GAAP net income of $1.3 million or $0.07 per diluted share
•
Non-GAAP net income of $2.1 million or $0.12 per diluted share
•
Adjusted EBITDA increased 153% year-over-year to $2.8 million
•
Announced new VerStack antenna platform for smarter rail communication and Industrial IoT applications
•
Announced the industry’s first automated uplink drive or walk testing system for public safety radio networks

David Neumann, Chief Executive Officer, commented, “I am pleased with the Company’s strong start in 2023. Our team has remained focused on our three core growth strategies, including geographic expansion, product innovation, and market penetration in high growth industries. During the quarter, we furthered our relationship with a European Electric Vehicle manufacturer, which selected Smarteq antennas for two new vehicle models. Additionally, we experienced strong 5G scanning receiver sales to global service and rental customers. On the innovation side, we made exciting progress, having announced the release of our new VerStack antenna platform and our new, industry first automated uplink drive or walk testing system for public safety radio networks. I look forward to further expansion of our customer relationships and product portfolio as we progress through 2023.”

First Quarter 2023 Financial Summary

Summary Financials	Q1’23	Q1’22	Change
Revenue (000’s)	$22,973	$22,542	2%
Gross Profit Margin %	50.2%	41.4%	880bps
Adjusted EBITDA (000’s)	$2,788	$1,100	153%
GAAP Diluted EPS	$0.07	($0.09)	$0.16
Non-GAAP Diluted EPS	$0.12	$0.02	$0.10

First quarter 2023 revenues were $23.0 million, an increase of 2% from the year ago period. First quarter 2023 antennas and industrial IoT device revenue was $15.6 million, a decrease of 8.7% year-over-year, partially due to customers’ supply chain challenges which delayed previously planned projects. First quarter 2023 Test & Measurement revenue was $7.4 million, an increase of 33.0% year-over-year due to U.S. sales of 5G scanning receivers and sales to our global 5G rental market customers.

First quarter 2023 GAAP gross profit margin was 50.2%, compared to 41.4% in the first quarter of 2022. The higher gross profit margin was primarily due to higher Test and Measurement sales and stronger gross margins within Antennas and IoT devices.

Adjusted EBITDA in the first quarter increased to $2.8 million compared to $1.1 million in the first quarter of 2022. First quarter 2023 GAAP net income was $1.3 million or diluted earnings per share of $0.07 compared to GAAP net income of ($1.6) million or ($0.09) per share in the first quarter of 2022. Non-GAAP net income was $2.1 million, or $0.12 diluted earnings per share, compared to $0.3 million or $0.02 per share in the first quarter of 2022.

Cash, cash equivalents and investments were $30.3 million as of March 31, 2023, an increase of approximately $0.3 million as compared to December 31, 2022.

Second Quarter 2023 Outlook

The following ranges represent PCTEL’s current expectations for the second quarter 2023 based upon available data and estimates.

•
Revenue: $20.0 million to $21.0 million
•
Non-GAAP Gross Margin: 47% to 48%
•
Non-GAAP EPS: $0.02 to $0.04

Kevin McGowan, Chief Financial Officer, explained, “The first quarter exemplified the strength of our underlying business and the demand for our suite of products, but we anticipate lower sequential revenues and earnings in the second quarter of 2023 due to customer and project delays, the impact of economic slowdown in certain areas, and the completion of Test & Measurement projects for OEM customers. Our balance sheet remains strong and provides us with necessary flexibility to execute our growth strategy and deliver strong shareholder returns.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events. The call can also be accessed by dialing (888) 506-0062 (United States/Canada) or (973) 528-0011 (International), access code: 426385.

Replay: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States/Canada), or (919) 882-2331 (International), access code: 48180.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement products. Trusted by our customers for over 29 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding our future financial performance; growth of our antenna and Industrial IoT product line and our test & measurement product line through execution of our three growth strategies; the ability of the Company to continue to innovate new products for its product lines; the impact of development and adoption of wireless solutions in the public safety, rail, logistics, agriculture, utilities, and electric vehicle markets on our revenue generation; our ability to expand our product lines in the European market and through distribution channels; the anticipated demand for certain products, including those related to public safety, industrial IoT, 5G (e.g., the Gflex); and the anticipated growth of public and private wireless systems are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including higher than expected inflation; an economic recession in the Americas or globally; the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the pandemic and the impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to expand its European presence and benefit from additional antenna and Industrial IoT product offerings from Smarteq; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL and Gflex® are registered trademarks of PCTEL, Inc. © 2023 PCTEL, Inc. All rights reserved.

PCTEL Company Contacts

Kevin McGowan

CFO

PCTEL, Inc.

(630) 339-2051

PCTEL Investor Relations Contact

Lisa Fortuna or Ashley Gruenberg

Alpha IR Group

312-445-2870

PCTI@alpha-ir.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$8,717	$7,736
Short-term investment securities	21,570	22,254
Accounts receivable, net of allowances of $135 and $132 at March 31, 2023 and December 31, 2022, respectively	15,531	18,853
Inventories, net	17,626	18,918
Prepaid expenses and other assets	1,594	1,861
Total current assets	65,038	69,622

Property and equipment, net	9,819	10,004
Goodwill	5,946	5,935
Intangible assets, net	968	1,045
Other noncurrent assets	3,085	3,269
TOTAL ASSETS	$84,856	$89,875
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,520	$4,648
Accrued liabilities	9,002	12,605
Total current liabilities	12,522	17,253
Long-term liabilities	3,431	3,624
Total liabilities	15,953	20,877
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized at
March 31, 2023 and December 31, 2022, respectively, and 18,982,847 and 18,748,529
shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	127,938	128,370
Accumulated deficit	(57,647)	(57,941)
Accumulated other comprehensive loss	(1,407)	(1,450)
Total stockholders’ equity	68,903	68,998
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$84,856	$89,875

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022

REVENUES	$22,973	$22,542
COST OF REVENUES	11,441	13,209
GROSS PROFIT	11,532	9,333
OPERATING EXPENSES:
Research and development	2,984	3,250
Sales and marketing	3,562	3,402
General and administrative	3,605	3,242
Amortization of intangible assets	63	71
Restructuring expenses	0	935
Total operating expenses	10,214	10,900
OPERATING INCOME (LOSS)	1,318	(1,567)
Other income, net	220	11
INCOME (LOSS) BEFORE INCOME TAXES	1,538	(1,556)
Expense for income taxes	214	8
NET INCOME (LOSS)	$1,324	$(1,564)

Net Loss per Share:
Basic	$0.07	$(0.09)
Diluted	$0.07	$(0.09)

Weighted Average Shares:
Basic	18,367	17,972
Diluted	18,428	17,972

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Operating Activities:
Net income (loss)	$1,324	$(1,564)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	548	781
Intangible asset amortization	81	91
Stock-based compensation	278	774
Loss on disposal of property and equipment	26	0
Restructuring costs	0	(368)
Bad debt provision	14	(3)
Changes in operating assets and liabilities:
Accounts receivable	3,315	1,530
Inventories	1,297	772
Prepaid expenses and other assets	361	(145)
Deferred tax assets	80	-
Accounts payable	(1,117)	(1,299)
Income taxes payable	134	41
Other accrued liabilities	(3,940)	(2,027)
Deferred revenue	18	87
Net cash provided by (used in) operating activities	2,419	(1,330)
Investing Activities:
Capital expenditures	(389)	(320)
Purchase of short-term investments	(6,660)	(8,194)
Redemptions/maturities of short-term investments	7,344	8,187
Net cash provided by (used in) investing activities	295	(327)
Financing Activities:
Payment of withholding tax on stock-based compensation	(710)	(392)
Principal payments on finance leases	(14)	(19)
Cash dividends	(1,030)	(1,001)
Net cash used in financing activities	(1,754)	(1,412)

Net increase (decrease) in cash and cash equivalents	960	(3,069)
Effect of exchange rate changes on cash	21	(16)
Cash and cash equivalents, beginning of period	7,736	8,192
Cash and Cash Equivalents, End of Period	$8,717	$5,107

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Profit percentage to Non-GAAP Gross Profit percentage
(in thousands)

	Three Months Ended March 31, 2023
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$15,614	$7,427	$(68)	$22,973

GROSS PROFIT	$6,120	$5,383	$29	$11,532

GAAP GROSS PROFIT %	39.2%	72.5%		50.2%

Non-GAAP adjustments:
Amortization of intangible assets	0.1%	0.0%		0.1%
Stock compensation expenses	0.1%	20.0%		0.3%
Non-GAAP GROSS PROFIT %	39.4%	72.7%		50.4%

	Three Months Ended March 31, 2022

	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$17,102	$5,583	$(143)	$22,542

GROSS PROFIT	$5,247	$4,162	$(76)	$9,333

GROSS PROFIT %	30.7%	74.5%		41.4%

Non-GAAP adjustments:
Amortization of intangible assets	0.1%	0.0%		0.1%
Stock compensation expenses	0.2%	0.6%		0.3%
Non-GAAP GROSS PROFIT %	31.0%	75.2%		41.8%

The Corporate column includes the elimination of intercompany revenues between Antennas and Industrial IoT Devices and Test & Measurement Products and other licensing revenues.

This schedule reconciles the Company's GAAP gross profit percentage to its Non-GAAP gross profit percentage. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets and stock compensation expenses.

Reconciliation of GAAP to Non-GAAP results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating income (loss) to Non-GAAP operating income

		Three Months Ended March 31,
		2023	2022
	Operating Income (Loss)	$1,318	$(1,567)

(a)	Add:
	Amortization of intangible assets:
	-Cost of revenues	18	20
	-Operating expenses	63	71
	Restructuring expenses	0	935
	Stock compensation expenses:
	-Cost of revenues	29	65
	-Research and development	58	136
	-Sales & marketing	43	197
	-General & administrative	148	376
	Transaction expenses related to strategic alternatives	563	86
		922	1,886
	Non-GAAP Operating Income	$2,240	$319
	% of revenue	9.8%	1.4%

Reconciliation of GAAP net income (loss) to Non-GAAP net income

		Three Months Ended March 31,
		2023	2022
	Net Income (Loss)	$1,324	$(1,564)

	Adjustments:
(a)	Non-GAAP adjustments to operating income (loss)	922	1,886
(b)	Income Taxes	(106)	(18)
		816	1,868
	Non-GAAP Net Income	$2,140	$304

	Non-GAAP Income per Share:
	Basic	$0.12	$0.02
	Diluted	$0.12	$0.02

	Weighed Average Shares:
	Basic	18,367	17,972
	Diluted	18,428	17,972

This schedule reconciles the Company's GAAP operating income (loss) to its Non-GAAP operating income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these Non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (loss) (a) consist of stock compensation expense, amortization of intangible assets, restructuring expenses, and acquisition related expenses. The adjustments to GAAP net income (loss) includes the non-GAAP adjustments to operating income (loss) as well as adjustments for (b) non-cash income tax expense.

PCTEL, INC.
Reconciliation of GAAP operating expenses to Non-GAAP operating expenses (unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP operating expenses	$10,214	$10,900
Stock compensation expenses	(249)	(709)
Amortization of intangible assets	(63)	(71)
Restructuring expenses	0	(935)
Transaction expenses related to strategic alternatives	(563)	(86)
Non-GAAP Operating expenses	$9,339	$9,099

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, Inc.
Reconciliation of GAAP operating income (loss) to adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022

Operating income (loss)	$1,318	$(1,567)

Add:
Depreciation and amortization	548	781
Intangible amortization	81	91
Restructuring expenses	0	935
Stock compensation expenses	278	774
Transaction expenses related to strategic alternatives	563	86
Adjusted EBITDA	$2,788	$1,100
% of revenue	12.1%	4.9%

This schedule reconciles the Company's GAAP operating income (loss) to Adjusted EBITDA. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes. Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses. The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.